Exhibit 10.9.1

Steven Esses President and Chief Operating Officer
Arotech Corporation

1229 Oak Valley Drive
Ann Arbor, Michigan 48108
Tel:  (800) 281-0356   Fax:  (734) 761-5368
http://www.arotech.com
Nasdaq Global Market: ARTX
Writer’s direct dial: +972-2-990-6618
Writer’s direct fax: +972-2-990-6688
Writer’s e-mail: esses@arotech.com

April 9, 2009

Mr. Robert S. Ehrlich
c/o Arotech Corporation
1229 Oak Valley Road
Ann Arbor, Michigan 48108

Dear Bob:

Re:           Your Employment Agreement dated April 15, 2007

In connection with your Fourth Amended and Restated Employment Agreement with Arotech Corporation and Electric Fuel (E.F.L.) Ltd. (collectively, the “Company”) dated April 15, 2007 (the “Agreement”), we wish to amend the Agreement in certain respects. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1.	Section 1 of the Agreement is hereby amended to extend the Term of the Agreement to December 31, 2011.

2.	In Section 6(3)(ii) of the Agreement, the phrase “twenty percent (20%)” is hereby replaced with the phrase “thirty percent (30%).”

3.
Section 7(e) of the Agreement is hereby amended to provide that upon Termination (except Termination for Cause), all Restricted Shares, both Performance Restricted Shares and Non-Performance Restricted Shares, shall immediately become unrestricted and freely tradable (subject to applicable securities laws).

4.
For the avoidance of doubt, we hereby clarify that if your employment is Terminated by you for Good Reason or because there has been a Change in Control, or by us without Cause, you will be entitled to be paid upon Termination, in addition to and not instead of all Accrued Compensation and all other compensation due to you pursuant to the provisions of Section 7 of the Agreement, all Base Salary that you would have been paid through the end of the Term but for the Termination.

5.	In all other respects, the terms of the Agreement will govern the relationship between us.

If the foregoing is acceptable to you, kindly sign this letter in the space provided for your signature below, whereupon this letter will become a binding amendment to the Agreement.

Sincerely yours,

AROTECH CORPORATION

By:_______________________________
Steven Esses
President and Chief Operating Officer

ELECTRIC FUEL (E.F.L.) LTD.

By: ______________________________
Steven Esses
Chairman

ACCEPTED AND AGREED:

____________________________
Robert S. Ehrlich